Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U. S. C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each undersigned officer certifies to the best of his knowledge based on a review of the annual report on Form 10-K for the period ended March 31, 2009 of Command Security Corporation (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
     Company.

Date:  June 26, 2009

By:  /s/ Edward S. Fleury

        Edward S. Fleury
        Chief Executive Officer
        (Principal Executive Officer)

By:  /s/ Barry I. Regenstein

        Barry I. Regenstein
        President and Chief Financial Officer
        (Principal Financial Officer)